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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report  (Date of earliest event reported)  JUNE 11, 1999


                                V-ONE CORPORATION
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            (Exact name of registrant as specified in its charter)

                          Commission File No. 0-21511

DELAWARE                                        52-1953278
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(State or other jurisdiction of incorporation) (IRS Employer Identification No.)



20250 Century Boulevard - Suite 300
Germantown, Maryland                                        20874
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(Address of principal executive offices)                    (Zip Code)



              Registrant's telephone number, including area code:

                                (301) 515-5200
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        (Former name or former address, if changed since last report.)





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


   Item 5.  OTHER EVENTS.

      On June 11, 1999, V-ONE Corporation, a Delaware corporation ("Company"), issued 1,287,554 shares of Series B Convertible Preferred Stock ("Series B Stock") in the aggregate to Mr. Hai Hua Cheng and Mr. Wen Dar Wu (together "Purchasers"), in equal amounts, for $2.33 per share (105% of the closing bid price on June 10, 1999), or $3 million in the aggregate. Each share of Series B Stock is initially convertible into one share of Common Stock, $0.001 par value per share, of the Company ("Common Stock"). This investment represents a portion of the $5 million investment originally proposed to be made by Scientek Corporation.

      The terms of the Series B Stock were determined by the Company's Board of Directors.

      Under the Subscription Agreement dated as of June 11, 1999 between the Company and the Purchasers, the Company agreed to issue the Series B Stock to the Purchasers in exchange for $1 million in cash and a promissory note in the amount of $2 million. The principal amount of the promissory note is payable in two installments of $1 million each, plus accrued interest, on July 14, 1999 and August 13, 1999.

      The net proceeds of the offering will be used for general working capital purposes.

      The Company is seeking to raise additional equity financing, and the additional $2 million investment originally proposed to be made by Scientek Corporation may be provided to the Company as part of this additional equity financing. The Company agreed that if the price that investors pay in such additional equity financing is lower than the price paid by the Purchasers or if warrants are included as part of the additional equity financing, the Company will provide additional warrants to the Purchasers to compensate them for this difference.

      On June 11, 1999, the Company entered into a registration rights agreement with the Purchasers ("Registration Rights Agreement"). Under the Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC by November 8, 1999 to register the resale of the shares of Common Stock issuable upon conversion of the Series B Stock. The Company may also register in this registration statement the resale of the 100,000 shares of Common Stock issuable pursuant to a stock subscription warrant previously granted to TBCC Funding Trust II.

      As a result of the issuance of the Series B Stock, the exercise price per share of the warrant issued to TBCC Funding Trust II to purchase 100,000 shares of Common Stock has been reduced from $3.25 to $2.33.

      The following is a summary of the terms of the Series B Stock:

      DIVIDENDS. The Series B Stock bears no dividends.

      CONVERSION RIGHTS. Each share of Series B Stock is convertible at any time at the option of the holder into shares of Common Stock, subject to adjustment for dilution.

      The number of shares of Common Stock issuable per share of Series B Stock is determined by dividing the initial purchase price of $2.33 per share by the Conversion Price, which has been initially set at $2.33 per share. The Conversion Price is subject to adjustment in the event the Company pays dividends or makes distributions on, splits or reverse splits its Common Stock.

      RANKING. The Series B Stock ranks (i) senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, and (ii) on a parity with or senior or junior to the shares of any other class of preferred stock (or series of preferred stock of such class) that the Board of Directors or the stockholders of the Company may from time to time authorize, which class (or series thereof) by its terms ranks on a parity with or senior or junior to, respectively, the shares of Series B Stock.

      VOTING RIGHTS. The Series B Stock generally has no voting rights except as otherwise provided by the Delaware General Corporation Law. However, the affirmative vote or consent of the holders of a majority of the outstanding shares of the Series B Stock, voting separately as a class, will be required for any amendment of the Company's Amended and Restated Certificate of Incorporation if such amendment would increase or decrease the aggregate number of authorized shares of the Company's preferred stock, increase or decrease the par value of the Company's preferred stock or alter or change the powers, preferences or special rights of the Company's preferred stock so as to adversely affect the Series B Stock; provided, however, that the creation and issuance of any class or series of stock that is senior or junior to, or on a parity with, the Series B Stock (as to dividends, liquidation preference or both, or otherwise) shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series B Stock except as otherwise required by law. Pursuant to the Subscription Agreement, the Purchasers have agreed to vote all of the shares of Series B Stock in favor of any future increase in the authorized shares of the Company's preferred and or common stock.

      SINKING FUND. The shares of Series B Stock are not subject to the operation of a purchase, retirement or sinking fund.

      LIQUIDATION PREFERENCE. The holders of the Series B Stock are entitled to a liquidation preference of $2.33 per share.

      The descriptions of the Certificate of Designations and of the agreements and other documents described in this Form 8-K are qualified in their entirety by reference to the exhibits filed with this Form 8-K.

Item 7.  Financial Statements and Exhibits.

  (c) Exhibits.

  99.1  Certificate of Designations of Series B Convertible Preferred Stock.

  99.2 Subscription Agreement dated as of June 11, 1999 between the Company and the Purchasers.

  99.3 Registration Rights Agreement dated as of June 11, 1999 between the Company and the Purchasers.

  99.4  Non-Negotiable Promissory Note dated June 11, 1999.




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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:  June 22, 1999



                                          V-ONE CORPORATION



                                          By: /s/ David D. Dawson
                                              --------------------------------
                                          Name:  David D. Dawson
                                          Title: President and Chief Executive
                                                   Officer